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                           UNITED STATIONERS SUPPLY CO.,

                                     as Issuer

                                LAGASSE BROS., INC.,
                                AZERTY INCORPORATED,
                             POSITIVE ID WHOLESALE INC.
                                        AND
                          AP SUPPORT SERVICES INCORPORATED

                                   as Guarantors

                                        AND

                               THE BANK OF NEW YORK,

                          a New York banking corporation,

                                     as Trustee

                          --------------------------------

                           SECOND SUPPLEMENTAL INDENTURE

                             Dated as of April 3, 1998

                                         to

                                     Indenture

                              Dated as of May 3, 1995

                          --------------------------------

                                    $100,000,000

                          12 3/4% Senior Subordinated Notes

                                      due 2005

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

          SECOND SUPPLEMENTAL INDENTURE dated as of April 3, 1998, among UNITED STATIONERS SUPPLY CO., an Illinois corporation (the "COMPANY"); LAGASSE BROS., INC., a Louisiana corporation, AZERTY INCORPORATED, a Delaware corporation, POSITIVE ID WHOLESALE INC., a Delaware corporation, and AP SUPPORT SERVICES INCORPORATED, a Delaware corporation (collectively, the "SUBSIDIARIES"); and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "TRUSTEE").

          WHEREAS, the Company and United Stationers Inc., a Delaware corporation, have heretofore executed and delivered to the Trustee an Indenture dated as of May 3, 1995, as amended by that certain First Supplemental Indenture dated as of July 28, 1995 (as amended, the
"INDENTURE"), providing for the issuance of up to $150,000,000 aggregate principal amount of the Company's 12 3/4% Senior Subordinated Notes due 2005 (the "SECURITIES"), of which $100,000,000 aggregate principal amount remain outstanding as of the date hereof;

          WHEREAS, the Company, the Subsidiaries and the Trustee desire by this Second Supplemental Indenture, pursuant to and as contemplated by Sections 901 and 1017 of the Indenture, that each of the Subsidiaries become a Guarantor thereunder;

          WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by resolutions of the Boards of Directors of the Company and the Subsidiaries;

           WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Securities, as follows:

                                     ARTICLE ONE

                        ASSUMPTION OF OBLIGATIONS AS GUARANTOR

          Section 101. ASSUMPTION. Each of the Subsidiaries hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this Second Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in each Security outstanding on the date of this Second Supplemental Indenture.

          Section 102. WAIVER. Each Subsidiary hereby expressly waives, and agrees that it will not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any Guarantor as a result of any payment by such Subsidiary with respect to Guaranteed Debt.

                                     ARTICLE TWO

                               MISCELLANEOUS PROVISIONS

          Section 201. TERMS DEFINED. For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second
Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

          Section 202. INDENTURE. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

          Section 203. GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable applied to contracts to be performed entirely within the State of New York, without regard to principles of conflict of laws.

          Section 204. SUCCESSORS. All agreements of the Company, United and the Subsidiaries in this Second Supplemental Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

          Section 205. DUPLICATE ORIGINALS. All parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          Section 206. SEVERABILITY. In case any one or more of the provisions in this Second Supplemental Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          Section 207. TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiaries, or for or with respect to (i) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Subsidiaries by corporate action or otherwise, (iii) the due execution hereof by the Company and the Subsidiaries or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

                              UNITED STATIONERS SUPPLY CO., as Issuer


                              By:
                                  ----------------------------------------
                                   Title:



                              LAGASSE BROS., INC., as Guarantor


                              By:
                                  ----------------------------------------
                                   Title:



                              AZERTY INCORPORATED, as Guarantor


                              By:
                                  ----------------------------------------
                                   Title:



                              POSITIVE ID WHOLESALE INC., as Guarantor


                              By:
                                  ----------------------------------------
                                   Title:

                              AP SUPPORT SERVICES INCORPORATED, as Guarantor


                              By:
                                  ----------------------------------------
                                   Title:



                              THE BANK OF NEW YORK,
                              as Trustee


                              By:
                                  ----------------------------------------
                                   Title:


                                      6